UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2650 Atlanta, Georgia 30328
(Address of principal executive offices)
(855) 858-9794
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value Per Share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K of CatchMark Timber Trust, Inc. (the “Company”) originally filed on June 30, 2020 (the “Report”) is being filed to provide the decision of the Company’s board of directors (the “Board”) regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2020 annual meeting of stockholders (the "Annual Meeting") on June 24, 2020. Proposal No. 3 submitted to stockholders of record at the Annual Meeting was a proposal to consider and vote, on an advisory basis, upon the frequency of the advisory vote to approve the compensation of the Company's named executive officers. The voting results for Proposal No. 3 were as follows:

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Proposal No. 3: Advisory Vote on Frequency of the Advisory Vote on Executive Compensation	34,329,460	76,598	203,103	89,640	6,436,259

Board Decision on Frequency of Say-on-Pay Vote

Based on these results, and consistent with the Board’s recommendation, the Board has determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis until the next advisory vote on the frequency of the advisory vote on named executive officer compensation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: September 28, 2020	By:	/s/ URSULA GODOY-ARBELAEZ
Ursula Godoy-Arbelaez Chief Financial Officer